Exhibit 10.24.7
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*],
HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
AMENDMENT NO. 10
TO THE
COLLABORATION AGREEMENT
This Amendment No. 10 to the Collaboration Agreement (this “Amendment”) is entered into as of the 23rd day of June, 2026 (the “Amendment Effective Date”) by and between Amgen Inc., a Delaware corporation with a place of business at One Amgen Center Drive, Thousand Oaks,
California 91320 (“Amgen”), and AstraZeneca Collaboration Ventures, LLC, a Delaware
limited liability company with a place of business at 1800 Concord Pike, Wilmington, Delaware
19850 (“Partner”).  Amgen and Partner are sometimes referred to herein individually as a
“Party” and collectively as the “Parties”.
WHEREAS, Amgen and Partner entered into that certain Collaboration Agreement, dated as of
March 30, 2012, as amended by Amendment No.1 to the Collaboration Agreement, dated
October 1, 2014, as further amended by Amendment No.2 to the Collaboration Agreement and
Release, dated May 2, 2016, as further amended by Amendment No.3 to the Collaboration
Agreement, dated May 27, 2016, as further amended by Amendment No.4 to the Collaboration
Agreement, dated October 2, 2016, as further amended by Amendment No.5 to the Collaboration
Agreement, dated January 31, 2018, as further amended by Amendment No. 6 to the
Collaboration Agreement, dated May 15, 2020 as further amended by Amendment No. 7 to the
Collaboration Agreement, dated December 17, 2020 as further amended by Amendment No. 8 to the Collaboration Agreement, dated November 1, 2021, and as further amended by Amendment
No. 9 to the Collaboration Agreement (“Amendment No. 9”), dated May 20, 2025 (collectively, the “Agreement”);
WHEREAS, the Parties have been having discussions and have agreed to include AMG883 as a
Product under the Collaboration Agreement, and in connection with the foregoing, Amgen and
Partner wish to amend certain portions of the Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:
ARTICLE 1 - AMENDMENT
Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
1.1Additional Definitions.  From and after the Amendment Effective Date, the Parties hereby agree that the following definitions are hereby added to the Agreement in appropriate alphabetical order:
“Amgen Device” means Amgen’s [*] device ([*]) and/or [*] including but not limited to the embodiments, features, methods, and Technology described in the Patents listed in
Appendix A of Amendment No. 10 to the Collaboration Agreement, and all patents and patent applications that claim priority to any of the patents or patent applications listed in

Appendix A of Amendment No. 10 to the Collaboration Agreement, including any and all of the following, whether U.S. or foreign, divisionals, continuations, reissues, reexaminations, family members, and resulting patents. The Patents listed in Appendix A of Amendment No. 10 to the Collaboration Agreement may be updated by Amgen in a written notice to Partner from time to time, if and only if such updates are related to the
[*] device ([*]) and/or [*].
“Amgen Device Platform Intellectual Property” means Technology of Amgen and/or any of its Affiliates employed by Amgen or its representatives relating to the Amgen Device, including, but not limited to, the design, physical features, or any hardware component of the Amgen Device, any hardware, software, system, or process that manufactures, fills, finishes, assembles, packages, tests, quality checks the Amgen Device, sub-components, or components thereof, any associated medical devices, consumables or accessories, and any use of any of the foregoing, and including but not limited to the embodiments, features, methods, and Technology described in the Patents listed in Appendix B of
Amendment No. 10 to the Collaboration Agreement, and all patents and patent applications that claim priority to any of the patents or patent applications listed in
Appendix B of Amendment No. 10 to the Collaboration Agreement, including any and all of the following, whether U.S. or foreign, divisionals, continuations, reissues, reexaminations, family members, and resulting patents. The Patents listed in Appendix B of Amendment No. 10 to the Collaboration Agreement may be updated by Amgen in a written notice to Partner from time to time, if and only if such updates are Technology of
Amgen and/or any of its Affiliates employed by Amgen or its representatives relating to the Amgen Device.  Amgen Device Platform Intellectual Property shall be deemed to include any Amgen Device Platform Intellectual Property Improvements.
“Amgen Device Platform Intellectual Property Improvements” means any Invention, contribution, method or finding, whether or not patentable, and all intellectual property rights therein, that is conceived, reduced to practice, or otherwise developed by or on behalf of a Party or its Affiliates, in the course of undertaking the Designated Amgen
Activities, or Designated Partner Activities, that is a modification, improvement, alteration or enhancement to the Amgen Device Platform Intellectual Property.
“Partner Device” means Partner’s [*], including but not limited to the embodiments, features, methods, and Technology described in the Patents listed in Appendix C of
Amendment No. 10 to the Collaboration Agreement, and all patents and patent applications that claim priority to any of the patents or patent applications listed in
Appendix C of Amendment No. 10 to the Collaboration Agreement, including any and all of the following, whether U.S. or foreign, divisionals, continuations, reissues, reexaminations, family members, and resulting patents. The Patents listed in Appendix C of Amendment No. 10 to the Collaboration Agreement may be updated by Partner in a written notice to Amgen from time to time, if and only if such updates are related to
Partner’s [*].
“Partner Device Platform Intellectual Property” means Technology of Partner and/or any of its Affiliates employed by Partner or its representatives relating to the Partner Device, including, but not limited to, the design, physical features, or any hardware component of the Partner Device, any hardware, software, system, or process that manufactures, fills, finishes, assembles, packages, tests, quality checks the Partner Device, sub-components, or components thereof, any associated medical devices, consumables or accessories, and any use of any of the foregoing.  Partner Device Platform Intellectual Property shall be deemed to include any Partner Device Platform Intellectual Property Improvements.
“Partner Device Platform Intellectual Property Improvements” means any Invention, contribution, method or finding, whether or not patentable, and all intellectual property rights therein, that is conceived, reduced to practice, or otherwise developed by or on behalf of a Party or its Affiliates, in the course of undertaking the Designated Amgen
Activities, or Designated Partner Activities, that is a modification, improvement, alteration or enhancement to the Partner Device Platform Intellectual Property.
“Technology” shall mean Inventions (whether patentable or not), trade secrets, technical information, data, materials, Patents, Copyrights, methods, processes, improvements, trade dress, trade names, trademarks, discoveries, machines, software, techniques, tools, algorithms, plans, designs, drawings, formula, Know-How, ideas and other technology and information, including all tangible embodiments of any of the foregoing whether now existing or later arising, including, without limitation, all applications and registrations relating to the foregoing.
1.2Amendment to Certain Schedules.  The Parties hereby agree that the following schedules to the Agreement are hereby deleted in their entirety and replaced with the schedules set forth in Appendix D attached hereto:
•Development/Commercial Lead Schedule;
•Products Schedule; and
•Stage 1 Clinical Trial Schedule.
1.3Amendment to Definition of Amgen Intellectual Property and Partner Intellectual
Property.  The Parties hereby agree that, following the Amendment Effective Date,
Section 1.13 (Definition of “Amgen Intellectual Property”), Section 1.100 (Definition of
“Partner Intellectual Property”) and Section 1.116 (“Program Intellectual Property”) are
hereby amended to add the following language, with added language indicated by bold and underline:
“Amgen Intellectual Property” means any Know-How, Patent, electronic media registrations (including domain names, usernames, websites, blogs and the like), or
Copyright controlled by Amgen or its Affiliates that (i) as of the Effective Date is being used in connection with the research and development of any of the Products, or (ii) is used during the Term by either Party or its Affiliates in the performance of this
Agreement but, for clarity, is not generated or conceived during the Term by either Party or its Affiliates in the performance of this Agreement. Amgen Intellectual Property specifically excludes Program Intellectual Property and Amgen Device Platform
Intellectual Property.
“Partner Intellectual Property” means any Know-How, Patents, electronic media registrations (including domain names, usernames, websites, blogs and the like), or
Copyright controlled by Partner and its Affiliates that is used during the Term by either
Party or its Affiliates in the performance of this Agreement but, for clarity, is not generated or conceived during the Term by either Party or its Affiliates in the performance of this Agreement. Partner Intellectual Property specifically excludes
Program Intellectual Property and Partner Device Platform Intellectual Property.
“Program Intellectual Property” means any Know-How, Patents, Product Trademark, trademark application, electronic media registrations (including domain names, usernames, websites, blogs and the like), or Copyright generated or conceived by Amgen,
Partner or their respective Affiliates, whether solely or jointly (or together with a Third
Party), during the Term as a result of carrying out the Designated Amgen Activities or the
Designated Partner Activities, as applicable.  Program Intellectual Property specifically excludes Amgen Device Platform Intellectual Property and Partner
Device Platform Intellectual Property.
1.4Distribution Lead/Amendment to Section 4.4 (Distribution).  From and after the
Amendment Effective Date, Section 4.4 (Distribution) is hereby amended to add the following language immediately after the fifth sentence in Section 4.4:
“Notwithstanding the foregoing, the Parties agree that, for the commercialization of
AMG883, Amgen will be solely responsible for the distribution of AMG883 in the
United States (and, for clarity, shall be the Distribution Party therein for the commercialization of AMG883) and Partner will be solely responsible for the distribution of AMG883 in all other countries (and, for clarity, shall be the Distribution Party in such countries for the commercialization of AMG883).”
1.5Amendment to Section 10.1 (Invention Ownership).  From and after the Amendment
Effective Date, Section 10.1 (Invention Ownership) is hereby amended to add the following language immediately after the second sentence in Section 10.1:
“Notwithstanding the foregoing provisions of this Section 10.1, the Parties agree that: (i)
the Amgen Device Platform Intellectual Property, including any Amgen Device Platform
Intellectual Property Improvements shall be solely owned by Amgen, and (ii) the Partner
Device Platform Intellectual Property, including any Partner Device Platform Intellectual
Property Improvements shall be solely owned by Partner.”
1.6Acknowledgement.  The Parties hereby acknowledge and agree that (a) notwithstanding
Section 9.4 of the Agreement, Amgen shall be entitled to a royalty/Inventorship Margin of [*]% with respect to AMG883, (b) in accordance with Section 9.3.3 (Inclusion) of the
Agreement, all Development Costs and General Costs for AMG883 and all Net Revenues
for AMG883 shall be shared on a 50/50 basis, (c) the Manufacturing Lead roles and responsibilities regarding AMG883 shall be as set forth in Appendix D, (d) the initial
Development Lead/Designated Regulatory Party of AMG883 shall be Amgen with such responsibility transferring to Partner as set forth in Appendix D and (e) the Commercial
Lead for AMG883 shall be Partner.
1.7Device Platform Intellectual Property.
1.7.1The Parties hereby acknowledge that prior to any technology transfer and/or disclosure of confidential Amgen Device Platform Intellectual Property or Partner Device Platform
Intellectual Property to the other Party, they will use Commercially Reasonable Efforts to negotiate and execute a clean team agreement on a mutually agreed upon form and in line with customary industry practice for similar arrangements (a “Device Platform
Technology Clean Team Agreement”).

1.7.2In relation to the agreed Manufacturing responsibilities for Partner outside of the United
States for either AMG 157 or AMG 883, the Parties agree that no later than [*] prior to any technology transfer, or such other period mutually agreed upon by the Parties, they will initiate negotiations for, and will use Commercially Reasonable Efforts to negotiate:
(i) a Device Platform Technology Clean Team Agreement in accordance with Section
1.7.1 of this Amendment, (ii) an agreement for the supply and harmonization of component parts and subcomponent parts for the Amgen Devices used in connection with
Partner manufacture of AMG 157 or AMG 883, which will provide that Amgen will have the sole right to determine: (A) the component parts, subcomponent parts and final assembly of the Amgen Device and (B) the suppliers, vendors and manufacturers of the component parts, subcomponent parts and final assembly of the Amgen Device, including, in each case of (A) and (B) for Partner’s manufacture of the Amgen Device and (iii) quality audit rights for Amgen regarding any Partner manufacture of the Amgen
Device, and device complaint management procedures (whether through an amendment to an existing quality agreement, or otherwise).  Notwithstanding anything to the contrary in the Agreement or any supply agreement thereunder, Amgen shall be under no obligation to either initiate or consummate any technology transfer of Amgen Device
Platform Intellectual Property to Partner until the negotiation and execution of each of the documents referenced in this Section 1.7.2 of this Amendment.
1.7.3Amgen shall promptly disclose in writing to Partner any Partner Device Platform
Intellectual Property of which it becomes aware, but in no event later than [*] after
Amgen receives an Invention disclosure notice of any potential Partner Device Platform
Intellectual Property or such Inventions are conceived or reduced to practice by or on behalf of Amgen or its Affiliates and a description of such potential Partner Device
Platform Intellectual Property is created that is sufficiently detailed to permit one of the
Parties to determine the patentability of such Invention.  Partner shall promptly disclose in writing to Amgen any Amgen Device Platform Intellectual Property of which it becomes aware, but in no event later than [*] after Partner receives an Invention disclosure notice of any potential Amgen Device Platform Intellectual Property or such
Inventions are conceived or reduced to practice by or on behalf of Partner or its Affiliates and a description of such potential Amgen Device Platform Intellectual Property is created that is sufficiently detailed to permit one of the Parties to determine the patentability of such Invention.
1.7.4License Grant by Amgen for Amgen Device Platform Intellectual Property. Amgen
hereby grants and causes its Affiliates to grant to Partner during the Term a [*], fully-
paid, royalty-free license to Amgen Device Platform Intellectual Property solely to the extent necessary for Partner’s manufacturing responsibilities outside of the United States for either AMG 157 or AMG 883 with respect to the Amgen Devices. Such license is sublicensable by Partner or its Affiliates solely to vendors and sub-vendors of Partner or its Affiliates, provided that such vendors and sub-vendors are approved by Amgen previously in writing.
1.7.5Device Platform Intellectual Property. Amgen will control, itself or through outside counsel, and have final decision making authority with respect to the Prosecution and
Maintenance of the Patents within the Amgen Device Platform Intellectual Property and with respect to preparation and filing for any patent extensions related thereto. Partner will control, itself or through outside counsel, and have final decision making authority with respect to the Prosecution and Maintenance of the Patents within the Partner Device

Platform Intellectual Property and with respect to preparation and filing for any patent extensions related thereto.
1.7.6Platform Device Infringement Claims.  Notwithstanding anything to the contrary in the
Agreement, Amgen will have exclusive control of the defense and settlement of all
Infringement Claims arising from activities relating to the Amgen Device, and Partner will have exclusive control of the defense and settlement of all Infringement Claims arising from activities relating to the Partner Device, and each of Amgen and Partner, as applicable, will assume defense thereof at its own expense promptly upon notice of such an Infringement Claim (a “Platform Device Infringement Claim”).  In no event will the controlling Party settle any Platform Device Infringement Claim without the prior written consent of the non-controlling Party if such settlement (x) does not include a complete release from liability on such Platform Device Infringement Claim, or (y) includes any admission of wrongdoing by the non-controlling Party or that any intellectual property or proprietary right of the non-controlling Party is invalid or unenforceable. The non-
controlling Party will have the right to employ separate counsel at its expense and to control its own defense of the applicable Platform Device Infringement Claim if and to the extent: (i) there are or may be legal defenses available to the non-controlling Party that are different from or additional to those available to the controlling Party; or (ii) in the reasonable opinion of counsel to the non-controlling Party, a conflict or potential conflict exists between the non-controlling Party and controlling Party that would make such separate representation warranted.
1.8Termination.Notwithstanding Section 14.2.1 of the Agreement, starting from [*],
Partner will have the right, but not the obligation, to terminate the Agreement with respect to AMG883 for convenience by providing Amgen with [*] prior written notice, solely in the event [*].  In the event Partner exercises such termination right under this
Section 1.8 of this Amendment, Section 14.6 (Effects of Termination) of the Agreement
will apply to AMG883 as a Terminated Product, with Partner as the Terminating Party and Amgen as the Continuing Party, except that none of Section 14.6.1.6 (Royalty
Payment) will apply to AMG883.  Partner’s right to issue a termination notice under this
Section 1.8 of this Amendment will expire as of [*] (with the understanding the effectiveness of such termination notice may occur after said timepoint).
ARTICLE 2 – REFERENCE TO AND EFFECT ON THE AGREEMENT
2.1Reference to Agreement.  Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified and amended hereby.
2.2Effectiveness of Amendment.  Upon execution and delivery of this Amendment by both
Parties, the amendments set forth above in Article 1 shall be effective as of the
Amendment Effective Date.  Except as specifically amended above, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the
Parties.

2.3No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either Party under the Agreement, nor constitute a waiver of any provision of the Agreement.
ARTICLE 3 – MISCELLANEOUS
3.1Governing Law.  This Amendment will be governed by, and enforced and construed in accordance with, the laws of the State of New York without regard to its conflicts of law provisions.  Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts of the State of New
York for any matter arising out of or relating to this Amendment and the transactions contemplated hereby, and agrees not to commence any litigation relating thereto except in such courts.  Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any matter arising out of this Amendment or the transactions contemplated hereby in the state and federal courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum.  The Parties agree that a final judgment in any such matter will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law.  Any proceeding brought by either Party under this
Amendment will be exclusively conducted in the English language.  The United Nations
Convention for the International Sale of Goods will not apply to the transactions contemplated herein.
3.2Headings.  The heading for each article and section in this Amendment has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.
3.3Counterparts.  This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature page follows]
IN WITNESS THEREOF, duly authorized representatives of the Parties hereto have executed this Amendment as of the date first set forth above.

ASTRAZENECA COLLABORATION VENTURES, LLC		AMGEN INC.
By:	/s/ Richard Kenny	By:	/s/ Murdon Gordon
Name:	Richard Kenny	Name:	Murdo Gordon
Title:	Authorised Signatory	Title:	Executive Vice President, Amgen Global Markets and Policy

Appendix A
Amgen Device
[*]
Appendix B
Amgen Device
[*]
Appendix C
Partner Device
 [*]

Appendix D
Schedule
Development/Commercial Lead

Amgen	Partner
AMG827	AMG139
AMG557	AMG157
AMG570	AMG181
AMG883* (Development Lead)	AZD8630
AMG883* (Commercial Lead)
AMG827 Respiratory-
1Specifically with regard to AMG827 at the global level, the Parties will work closely through the JPT on the commercial strategy for the Respiratory market for AMG827 with
Amgen taking the primary responsibility for [*].
2The Parties will [*].
3The Parties will cooperate to ensure [*] is made available to the JPT at both the global and regional level.
4This arrangement will be noted in the press release and other approved communications as [*] or with words of similar import.
AMG570-
The Parties hereby agree that Amgen shall be the initial Development Lead and Commercial
Lead for AMG570.  The Parties shall [*], provided that, in the event that the Parties are unable to
[*] if it elects to do so.
*AMG883
The Parties hereby agree that Amgen shall be the initial Development Lead and Designated
Regulatory Party for the AMG883 Phase 1 Trial.  The Parties hereby further agree that the
Development Lead and Designated Regulatory Party role will transfer to Partner prior to the first
Phase 3 Trial for AMG883 at the time of preparing for end-of Phase 2 meetings with health authorities, provided that each of: (i) [*] and (ii) [*] is hereby deemed a Critical Matter.
Schedule
AMG883 Manufacturing Lead Roles and Responsibilities

Manufacturing Stage	Manufacturing Lead
Drug Substance	Amgen
Drug Product	Amgen – United States Partner – All Collaboration Territories Except for the United States
Finished Drug Product	Amgen – United States Partner – All Collaboration Territories Except for the United States
The Parties agree that a commercial supply agreement for AMG883 will include [*].
For the avoidance of doubt, the Parties acknowledge that [*] of the Collaboration Agreement, including [*], as amended by Amendment No. 9, remain in full force in effect.
Schedule
Products

Product
AMG 139
AMG 157
AMG 181
AMG 557
AMG 827
AMG 570
AZD8630
AMG883
Schedule
Stage 1 Clinical Trial

Product	Stage 1 Clinical Trial
AMG139	[*]
AMG157	[*]
AMG181	[*]
AMG557	[*]
AMG827	[*]
AMG570	[*]
AZD8630	[*]
AMG883	[*]